SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 19, 2012

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

6205 Lusk Blvd.

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2012, Franklin Wireless Corp. (the “Company”) entered into a Stock Repurchase Agreement and a Standstill Agreement, each with Sherman Capital Group, LLC; Karen Singer, Trustee Of Singer Children’s Management Trust; David S. Oros; Milfam NG LLC; and PNC Trust Company of Delaware, Trustee of Lloyd I. Miller – Trust C (the “Sherman Group”).

Under the terms of the Stock Repurchase Agreement, the Company agreed to repurchase 1,538,602 shares of its Common Stock from the members of the Sherman Group for a purchase price of $2,831,028, or $1.84 per share.

Under the terms of the Standstill Agreement, the members of the Sherman Group agreed that they will not (i) acquire any Common Stock or other securities of the Company, (ii) make any tender offer with respect to securities of the Company, (iii) participate in any solicitation of proxies with respect to the Company, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder) with respect to the securities of the Company, or (v) act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: September 26, 2012	By:	/s/ OC Kim
OC Kim, President